                                                                    Exhibit 99.2

                            List of Reporting Persons

Names:
CCMP Capital, LLC
CCMP Capital Investors II, L.P.
CCMP Capital Investors (Cayman) II, L.P.
CCMP Capital Associates, L.P.
CCMP Capital Associates GP, LLC

Address for each Reporting Person:
c/o 245 Park Avenue
16th Floor
New York, NY 10167

This Form 4 is being filed by (i) CCMP Capital Investors II, L.P. ("CCMP Capital
Investors"), (ii) CCMP Capital Investors (Cayman) II, L.P. ("CCMP Cayman" and
together with CCMP Capital Investors, the "CCMP Capital Funds"), (iii) CCMP
Capital Associates, L.P. ("CCMP Capital Associates"), the general partner of the
CCMP Capital Funds, (iv) CCMP Capital Associates GP, LLC ("CCMP Capital
Associates GP"), the general partner of CCMP Capital Associates and (v) CCMP
Capital, LLC ("CCMP Capital"), the owner of CCMP Capital Associates GP (CCMP
Capital, together with the CCMP Capital Funds, CCMP Capital Associates and CCMP
Capital Associates GP, the "Reporting Persons"). The amount of securities indicated in the second row of Table I reflects the aggregate amount of shares beneficially owned by the CCMP Capital Funds. See footnotes (3) and (4). Each of
CCMP Capital Associates, CCMP Capital Associates GP and CCMP Capital may be
deemed, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to beneficially own the Issuer's Common Stock reported herein held by the CCMP Capital Funds. The actual pro rata portion of beneficial ownership of any such shares held by the CCMP Capital Funds that may be deemed attributable to CCMP Capital Associates, CCMP Capital Associates GP
and CCMP Capital is not readily determinable because it is subject to several variables, including the internal rate of return and vesting of interests within
CCMP Capital Associates and the CCMP Capital Funds. The Reporting Persons
disclaim beneficial ownership of the securities to the extent it exceeds their pecuniary interest therein and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of the reported shares for the purposes of Section 16 of the Exchange Act or otherwise. The amount shown represents the beneficial ownership of the Issuer's Common Stock held by the Reporting Persons as a group. Solely for purposes of Section 16 of the
Exchange Act, the CCMP Capital Funds, CCMP Capital Associates, CCMP Capital
Associates GP and CCMP Capital, LLC may be deemed directors-by-deputization.
Information with respect to each Reporting Person is given solely by such
Reporting Person, and no Reporting Person has responsibility for the accuracy or completeness of information supplied by another Reporting Person.